                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to this Registration Statement on Form S-3 (File
No. 333-94187) (the "Registration Statement") of our report dated February 25, 1999 relating to the financial statements, which appears in Genzyme Transgenics Corporation's Annual Report on Form 10-K for the year ended January 3, 1999 ("Form 10-K"). We also consent to the incorporation by reference in such Registration Statement of our report dated March 22, 1999, on our audit of the financial statements of ATIII LLC as of and for the year ended December 31, 1998, which report also appears in the Form 10-K. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Registration Statement.

                                          /s/ PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
February 4, 2000